Exhibit 10.16
Compensation of Named Executive Officers
     The executive officers named in the summary compensation table in the proxy statement for Ixia’s 2006 Annual Meeting of Shareholders (the “Named Executive Officers”) have their base salaries determined annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Such determinations ordinarily take place in the first quarter of each fiscal year and are effective as of January 1st (i.e., the first day of that fiscal year). The Named Executive Officers are all “at will” employees and do not have written or oral employment agreements with the Company. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase such officers’ base salaries at any time during the fiscal year.
     The annual base salaries for the Named Executive Officers (effective since January 1, 2006) are as follows:

Named Executive Officer	Annual Base Salary

Errol Ginsberg	$363,825
Chief Executive Officer and President

David Anderson	250,000
Senior Vice President, Worldwide Sales and Business Development Operations

Robert W. Bass	237,038
Executive Vice President, Operations

Thomas B. Miller	235,935
Chief Financial Officer

Alan Cuellar-Amrod (resigned June 30, 2006)	232,628
Former Vice President, Marketing
     The Named Executive Officers are also eligible to participate in the Company’s incentive compensation plans, including:
     (i) The Company’s bonus plans; provided, however, that David Anderson, Senior Vice President, Worldwide Sales and Business Development Operations, is eligible to receive sales commission in lieu of participation in the Company’s bonus plans;
     (ii) The Company’s Amended and Restated 1997 Equity Incentive Plan (filed as Exhibit 4.1 to the Company’s Registration Statement Form S-8 (Reg. No. 333-117969) filed with the Commission on August 5, 2004); and
     (iii) The Company’s Employee Stock Purchase Plan (filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678) filed with the Commission on September 5, 2000), as amended by (1) Amendment No. 1 thereto (filed as Exhibit 4.2 to the Company’s Registration Statement Form S-8 (Reg. No. 333-107818) filed with the Commission on August 8, 2003), and (2) the Supplemental Provisions thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File. No. 000-31523) filed with the Commission on April 20, 2006).